SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
and Exchange Act of 1934 (Amendment No. __ )

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      [     ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                    Meritage Hospitality Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MERITAGE HOSPITALITY GROUP INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2005

Dear Shareholder:

        We invite you to attend our Annual Meeting of Shareholders at 9:00 a.m. Eastern Time on May 17, 2005 at the Meritage Hospitality Group Inc. corporate offices, 1971 East Beltline Ave., N.E., Grand Rapids, Michigan. The purposes of this Annual Meeting are:

1.	to elect six directors to serve for a term of one year;

2.	to increase the number of shares under the 2002 Management Equity Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2005; and

4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

        At the meeting, you will also hear a report on our operations and have a chance to meet your directors and executives.

        This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and provides personal information about our directors and officers. Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your Proxy Card promptly in the enclosed envelope.

Dated: March 21, 2005	Very truly yours, /s/Robert E. Schermer, Sr. Robert E. Schermer, Sr. Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan   49525

Telephone: (616) 776-2600

P R O X Y  S T A T E M E N T
Annual Meeting of Shareholders

May 17, 2005

        The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 17, 2005, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 8, 2005.

VOTING AT THE ANNUAL MEETING

General

        Shareholders may vote in person or by Proxy. Proxies given may be revoked at any time by filing with Meritage either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

        As of March 21, 2005, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Meritage had 5,317,538 common shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 21, 2005 will be entitled to vote at the Annual Meeting.

Principal Shareholders

        Other than certain of Meritage’s directors and officers as identified in the “Directors and Executive Officers” section below, no other shareholders are known by the Company to beneficially own 5% or more of the Company’s outstanding common shares as of March 21, 2005, except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Paul C. Drueke	271,580	5.2%
	2100 Raybrook, Suite 301
	Grand Rapids, MI 49546

Common Shares	JB Resources, LLC	500,000	9.1%
	32 Market Avenue, S.W.
	Grand Rapids, MI 49503

Common Shares	Peter D. Wierenga	271,109	5.0%
	3703 S. Division Avenue
	Grand Rapids, MI 49503

Proposal 1 — Election of Directors

        Meritage’s Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at six. The Nominating & Corporate Governance Committee of the Board of Directors has nominated for reelection as directors the following individuals: James P. Bishop, Stephen L. Gulis, Jr., Joseph L. Maggini, Brian N. McMahon, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

        All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors. If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the open positions will be elected.

The Board recommends a vote FOR the election of each of the nominees for Director.

Proposal 2 – Increase Number of Shares Under the 2002 Management Equity Incentive Plan

        In May 2002, the shareholders adopted the 2002 Management Equity Incentive Plan (the “Plan”) to provide the Board of Directors with a means to provide incentive awards to enable Meritage to attract, retain and motivate its employees. This proposal would be to amend the Plan to increase the number of common shares subject to the Plan by 250,000, bringing the total from 750,000 to 1,000,000 shares subject to the Plan.

        There are presently options outstanding for the purchase of 743,730 shares under this Plan, and only 6,270 shares remain available for award grants under the Plan. In light of these circumstances, the Board of Directors believes it is advisable for the shares underlying the Plan to be increased so that additional award grants are available to new or existing employees in furtherance of the purposes of the Plan. Accordingly, on March 3, 2005, the Board adopted, subject to shareholder approval, an amendment to the 2002 Management Equity Incentive Plan increasing the total outstanding shares under the Plan to 1,000,000. The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by the full text of the Plan (noting the proposed amendment) which is set forth in Appendix A.

         Purposes of Plan

        The purposes of the Plan are to further the long-term growth of Meritage by offering competitive incentive compensation related to long-term performance goals to those employees who will be largely responsible for planning and directing such growth, to reinforce the commonality of interest between Meritage’s shareholders and its employees who would participate in the Plan, and to aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan can also be used to compensate non-employee advisors who provide advisory or consulting services to the Company other than for the sale of securities in a capital-raising transaction.

         Administration and Participants

        A Committee consisting of non-employee directors appointed by the Board (currently the Compensation Committee) administers the Plan. The Committee evaluates the duties of employees, their present and potential contributions to Meritage, and such other factors as it deems relevant in determining key persons to whom awards will be granted and the type and amount of award to be granted. All employees of Meritage, as well as key personnel of Meritage’s subsidiaries and certain advisors of the Company, are eligible to participate in the Plan.

         Shares Available for Award

        A total of 750,000 Meritage common shares were initially authorized under the Plan. If any shares subject to any award are forfeited or the award terminates without the issuance of such shares, the shares subject to such award, to the extent of any such forfeiture or termination, will again be available for grant. The closing price reported for Meritage’s common shares on March 21, 2005 was $5.08.

         Types of Awards

        The Plan allows for the award of (i) incentive and non-qualified stock options; (ii) stock appreciation rights which may be issued in tandem with stock options or as freestanding rights; (iii) restricted and unrestricted stock; (iv) performance shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to, or otherwise based on, securities of Meritage. To date, only incentive and non-qualified stock options have been granted under the Plan.

         Stock Options

        The Plan provides that the purchase price of Meritage shares purchasable under any stock option shall be determined by the Committee, provided that the exercise price of any incentive stock option shall not be less than 100% of the fair market value of Meritage’s shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash, Meritage common shares that are mature (owned by the optionee for at least six months), or other form of consideration approved by the Committee. The Plan also permits for a broker-assisted cashless exercise of options. The period of any option shall be determined by the Committee, but no option may be exercised later than ten years after the date of grant. The aggregate fair market value, determined at the date of grant of the incentive stock option, of Meritage shares for which incentive stock options are exercisable for the first time during any calendar year as to any participant may not exceed $100,000. No person may receive non-qualified stock options for more than 100,000 common shares in any calendar year. Incentive stock options granted to persons owning more than 10% of the voting power of Meritage must be at 110% of fair market value and must be for terms of not more than five years.

         Stock Appreciation Rights

        A stock appreciation right (“SAR”) represents the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of a Meritage share on the date of exercise of the SAR exceeds the grant price of the SAR. The grant price, which shall not be less than the fair market value of a Meritage share on the date of the grant, and other terms of the SAR shall be determined by the Committee. A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an incentive stock option. Upon the exercise of a SAR, payment may be made in a form that the Committee shall determine.

         Restricted and Unrestricted Stock Awards

        Restricted stock awards will consist of Meritage common shares which are subject to such conditions, restrictions and limitations as the Committee determines to be appropriate. Restricted stock will be awarded without consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee decides otherwise. With respect to Meritage shares awarded as restricted stock, after the full vesting of such awards the recipient shall have all rights of a shareholder of Meritage, including the right to vote and the right to receive cash dividends, unless the Committee shall otherwise determine. Any Meritage shares issued with respect to restricted stock as a result of a stock split, stock dividend or similar transaction shall be restricted to the same extent as such restricted stock, unless otherwise determined by the Committee. Upon termination of the participant’s employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions as are authorized by the Committee as to termination of employment, retirement, disability, death or special circumstances. The Committee may also issue unrestricted shares on a bonus basis for no cash consideration.

         Other Awards

        The Plan permits the grant of performance and unit awards as compensation to participants for services to Meritage or its subsidiaries based on performance periods and goals established by the Committee. Payment of performance awards may be made in cash or Meritage shares or a combination thereof, as the Committee shall determine. There may be more than one award in existence at any one time and performance periods may differ. Recipients of performance awards are not required to provide consideration other than the rendering of service, unless the Committee decides otherwise.

         Termination of Awards

        Awards terminate immediately if employment is terminated for cause or violation of a written employment or non-competition agreement. Upon death, disability or retirement, options become exercisable to their full extent and may be exercisable for a period of one year after the date of death or disability, or 90 days in the case of retirement. In the case of a liquidation of Meritage or any merger in which it is not the survivor or in which 75% or more of its outstanding shares are converted into consideration other than stock, all awards will become exercisable for a period of at least 20 days after notice of the transaction and thereafter expire. All awards will also become exercisable in full if anyone becomes the beneficial owner, as defined under the Securities Exchange Act of 1934, of 30% or more of the voting power of Meritage or if there is at least a two-thirds change of the Board of Directors effected without the approval of then current directors.

         Amendment and Termination of the Plan

        The Plan may be amended or terminated by the Board, provided that no such action shall impair the rights of a participant without the participant’s consent, and provided that no amendment shall be made without shareholder approval which shall increase the total number of Meritage shares reserved for issuance under the Plan, or cause the Plan or any award granted under the Plan to fail to meet certain tax conditions. Unless terminated sooner by the Board, the Plan shall continue in effect until May 21, 2012.

         Federal Income Tax Consequences

        The grant of an option or SAR will create no tax consequences for an optionee or Meritage. Upon exercising a non-qualified stock option or SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Meritage shares on the date of exercise and Meritage will be entitled to a deduction for the same amount. No tax is recognized upon exercise of an incentive stock option and no deduction is available to Meritage unless the shares are sold within two years of the grant of the option or one year from its exercise, in which case the tax treatment will be that accorded to the exercise of a non-qualified option.

        With respect to other awards granted under the Plan that are settled either in cash or in Meritage shares or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of Meritage shares or other property received, and Meritage will be entitled to a deduction for the same amount. With respect to awards that are settled in Meritage shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Meritage shares or other property received at the first time the Meritage shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. Meritage will be entitled to a deduction for the same amount.

        The Board recommends that Section 4.1 of the Plan be amended to increase the number of shares subject to award grants by 250,000 common shares, from 750,000 to a total of 1,000,000 common shares. All other terms of the Plan will remain unchanged.

        The Board recommends a vote FOR an increase in the number of common shares available under the 2002 Management Equity Incentive Plan. Adoption requires the affirmative vote of a majority of shares voting.

Proposal 3 – Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board of Directors appointed Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 27, 2005. Although not required by law, the Committee is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue engaging the services of Ernst & Young through fiscal 2005, but would consider selecting another auditing firm for the ensuing year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to comment if they desire, and to respond to appropriate questions that may be asked by shareholders.

        The Board recommends a vote FOR the ratification of Ernst & Young LLP as Meritage’s independent auditors for the fiscal year ending November 27, 2005. Adoption requires the affirmative vote of a majority of shares voting.

         Change in Meritage’s Independent Auditors

        In February 2003, the Audit Committee of the Board of Directors determined, for itself and on behalf of the Company’s subsidiaries, to dismiss its independent auditors, Grant Thornton LLP, and to engage Ernst & Young as its new independent auditors. Prior to the change, the Audit Committee interviewed Ernst & Young after reviewing a proposal submitted by Ernst & Young. As a result, Ernst & Young conducted the audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended November 30, 2003. Meritage reported the change of independent auditors in a Form 8-K filed with the SEC on February 20, 2003.

        Grant Thornton’s reports on the Company’s consolidated financial statements for the fiscal years ended December 1, 2002, and December 2, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 1, 2002 and December 2, 2001, and through the date of dismissal (the “Relevant Period”), (1) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s consolidated financial statements for such years; and (2) there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

        During the Relevant Period, neither the Company nor anyone acting on its behalf, consulted with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (2) any matter that was the subject of either a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         Independent Auditors’ Fees

        The Audit Committee of the Board of Directors engaged Ernst & Young LLP as the Company’s independent auditors for the 2003 and 2004 fiscal years. The aggregate fees billed by Ernst & Young in those fiscal years are summarized below:

	2003	2004
Audit Fees (1)	$60,000	$72,000
Audit Related Fees (2)	5,195	15,500
Tax Fees (3)	5,600	51,165
All Other Fees (4)	--	--

Total	$70,795	$138,665

(1)	Audit fees are the fees billed for professional services rendered by Meritage’s independent auditors for their audit of Meritage’s consolidated annual financial statements for the years ended November 30, 2003 and November 28, 2004, and reviews of the unaudited quarterly consolidated financial statements contained in reports on Form 10-Q filed by Meritage.
(2)	Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Meritage’s financial statements.
(3)	Tax fees are the fees billed for services related to tax compliance, tax advice and tax planning. Tax services performed for Meritage by its independent auditors included compliance, planning and advice with respect to Meritage and its subsidiaries.
(4)	All other fees are the fees billed for services other than those in the three categories previously described.

The Audit Committee has determined that the provision of the foregoing non-audit services was compatible with maintaining the auditors’ independence. The services described above were approved by the Audit Committee pursuant to the policy described below.

Other Matters

        Any other matters considered at the Annual Meeting which properly come before the meeting, including adjournment of the meeting, require the affirmative vote of a majority of shares voting.

Voting by Proxy

        All Proxy Cards properly signed will, unless a different choice is indicated, be voted “FOR” election of all nominees for director proposed by the Board of Directors, “FOR” an increase in the number of common shares available under the 2002 Management Equity Incentive Plan, and “FOR” ratification of the selection of independent auditors. If any other matters come before the Annual Meeting or any adjournment thereof, each Proxy will be voted in the discretion of the individual named as proxy.

Shareholder Proposals

        Shareholders who desire to include proposals in the Notice for the 2006 Annual Shareholders’ Meeting must submit the written proposals to Meritage’s Corporate Secretary no later than November 20, 2005. Shareholders who desire to present proposals or board nominations at the 2006 Annual Shareholders’ Meeting must provide written notice to Meritage’s Corporate Secretary no later than March 17, 2006.

        The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meritage’s Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2006 Annual Shareholders’ Meeting, it must be received prior to March 17, 2006. If there is a change in the anticipated date of next year’s Annual Shareholders’ Meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

MANAGEMENT

Directors and Executive Officers

        The following is information concerning the current directors and executive officers of the Company as of March 21, 2005:

		Common Shares Beneficially Owned
Name and Age (1)	Position	Amount	Percentage
Robert E. Schermer, Sr. (2)(3)(4) 69	Chairman of the Board of Directors	825,048	15.4%
Robert E. Schermer, Jr. (3)(5)(6) 46	Chief Executive Officer, President and Director	936,433	16.8%
Robert H. Potts (6) 51	Vice President of Real Estate	100,953	1.9%
James R. Saalfeld (6) 37	Vice President, Secretary, Treasurer and General Counsel	137,419	2.5%
James P. Bishop (2)(3)(7)(8)(9) 64	Director	74,023	1.4%
Stephen L. Gulis, Jr. (2)(7)(8) 47	Director	6,053	*
Joseph L. Maggini (2)(7)(9) 65	Director	450,347	8.4%
Brian N. McMahon (2)(8)(9) 52	Director	29,655	*
All Current Executive Officers and Directors as a Group (8 persons)		2,559,931	43.8%

*Less than 1%

(1)	Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.
(2)	Includes options held by non-employee directors that are presently exercisable, or exercisable within 60 days, pursuant to the 1996 Directors’ Share Option Plan, the 2001 Directors’ Share Option Plan and the 2004 Directors’ Share Equity Plan as follows: for Mr. Schermer, Sr. 30,750 shares, for Mr. Bishop 33,750 shares, for Mr. Gulis 5,000 shares, for Mr. Maggini 30,750 shares, and for Mr. McMahon 28,750 shares.
(3)	Executive Committee Member.
(4)	Includes 8,500 shares held by Mr. Schermer, Sr.‘s wife, and 724,931 held in Mr. Schermer’s trust.
(5)	Includes 8,450 shares held by Mr. Schermer, Jr. as a custodian for his minor children.
(6)	Includes options presently exercisable, or exercisable within 60 days, pursuant to the 1996 Management Equity Incentive Plan and the 2002 Management Equity Incentive Plan as follows: for Mr. Schermer, Jr. 243,850 shares, for Mr. Potts 52,250 shares, and for Mr. Saalfeld 107,716 shares.
(7)	Compensation Committee Member.
(8)	Audit Committee Member.
(9)	Nominating & Corporate Governance Committee Member.

        Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President and a Managing Director of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

        Robert E. Schermer, Jr. has been a director of the Company since January 25, 1996. He has been Chief Executive Officer of the Company since October 6, 1998. Mr. Schermer also served as President of the Company from October 1998 until October 2000, and again since February 2004.

        Robert H. Potts has been Vice President of Real Estate for the Company since March 5, 2001. From 1989 to 2001, Mr. Potts was with Meijer Inc., a multi-billion dollar supermarket and general merchandise retailer, where he held the position of Senior Counsel. Mr. Potts is a licensed member of the Michigan Bar.

        James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. Mr. Saalfeld has been Treasurer of the Company since June 2002. From 1992 until 1996, Mr. Saalfeld was with Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Saalfeld is a licensed member of the Michigan Bar.

        James P. Bishop has been a director of the Company since July 16, 1998. He is a CPA and the President and majority owner of the Bishop, Gasperini & Flipse, P.C. accounting firm in Kalamazoo, Michigan, where he has worked since 1973. Mr. Bishop was appointed by Michigan’s Governor to the Administrative Committee on Public Accountancy from 1993 through 1997.

        Joseph L. Maggini has been a director of the Company since January 25, 1996. Since founding his company in 1974, Mr. Maggini has served as President and Chairman of the Board of Magic Steel Corporation, a steel service center located in Grand Rapids, Michigan.

        Stephen L. Gulis, Jr. has been a director of the Company since September 1, 2004. Mr. Gulis is the Executive Vice President, Chief Financial Officer and Treasurer of Wolverine World Wide, Inc. (NYSE: WWW), a West Michigan-based international manufacturer and retail marketer of branded and licensed footwear and performance leathers. Since November 2004, Mr. Gulis has served on the Board of Directors and Audit Committee of Independent Bank Corporation (NASDAQ: IBCP), a $3 billion Michigan-based bank holding company.

        Brian N. McMahon has been a director of the Company since August 21, 2003. Mr. McMahon has been a partner with the law firm of Shumaker, Loop & Kendrick, LLP since 1995. Previously, he was General Counsel for Checkers Drive-In Restaurants, Inc., and served as Senior Legal Counsel for Wendy’s International, Inc.

Corporate Governance

         Board of Directors

        Meritage is a Michigan corporation and, as such, is governed by the corporate laws of the State of Michigan. Since its common shares are publicly traded on the American Stock Exchange, it files reports with the Securities and Exchange Commission, and is subject to NASD rules as well as various provisions of federal securities laws as recently modified by the Sarbanes-Oxley Act of 2002. Governance is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meritage on your behalf. During fiscal 2004, the Board of Directors met four times and took action in writing on four occasions. Meritage expects all of its directors to attend shareholder, board and committee meetings on which they serve. In fiscal 2004, each incumbent director attended all such meetings. Shareholders may communicate with the full Board or individual directors on matters concerning Meritage by mail, in care of the Corporate Secretary.

         Executive Committee

        The Executive Committee possesses, and may exercise, all of the powers of the Board of Directors in the management and control of the business of Meritage to the extent permitted by law. During fiscal 2004, the Executive Committee was comprised of Messrs. Schermer, Sr. (Chairman), Schermer, Jr. and Bishop (who replaced Robert E. Riley in February 2004 following Mr. Riley’s retirement from the Board). The Executive Committee met and took action one time during fiscal 2004.

         Audit Committee

        The Audit Committee is responsible for appointing, approving the compensation of, and overseeing our independent auditors. The Committee operates pursuant to a Charter which sets forth the full responsibilities of the Committee. In fiscal 2004, the Audit Committee was comprised of Messrs. Bishop, Maggini and McMahon through September 2004, after which Mr. Gulis replaced Mr. Maggini for the remainder of the fiscal year. Mr. Bishop has served as Chairman of the Audit Committee since May 2003. Throughout fiscal 2004, the Committee was composed of outside directors who met all applicable standards for independence, and who are financially literate and able to read and understand fundamental financial statements. Mr. Bishop was designated as the Audit Committee financial expert consistent with the applicable standards. The Audit Committee met five times during fiscal 2004 and took action in writing on two occasions. A copy of the Audit Committee Charter (which was attached to the Proxy Statement for the Annual Shareholders’ Meeting held in May 2004) and the Code of Ethics (adopted by the Committee in December 2003) will be sent, without charge, upon request to the Meritage’s Corporate Secretary.

         Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee approves the terms of the annual engagement with the Company’s independent auditors. Documents provided by the independent auditors describe the designated audit services to be provided by the independent auditors. Pursuant to a policy adopted by the Committee, any additional services (audit or permissible non-audit services) must first be pre-approved by the Committee in accordance with specific guidelines and procedures that must follow before engaging a firm to provide such services. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services, and is subject to a specific budgeted amount. For services provided by the independent auditors, the Audit Committee considers whether such services are consistent with SEC rules on auditor independence, as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Management and the independent auditors periodically report to the Audit Committee regarding the extent of services in accordance with the pre-approvals, and the fees for the services performed to date. The policy permits additional services to be pre-approved by a designated member of the Committee who was previously granted with such authority, provided that such authorization is then reported to the entire Committee at its next regularly scheduled meeting. In fiscal 2004, the Committee as a whole pre-approved all additional services except for one pre-approval granted by the designated member (Mr. Bishop), which approval was reviewed at the next regular meeting of the Committee.

        The Committee has submitted the following report to shareholders:

Report of the Audit Committee

        In accordance with its written Charter, the Audit Committee assists the Board in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of Meritage. The Audit Committee Charter, which was adopted by the Board of Directors in 2004, fully outlines the responsibilities and activities of the Committee. The Audit Committee reviews the Charter on an annual basis, and the responsibilities and duties set forth in the Charter at each Committee meeting.

        Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, Meritage’s independent auditors for fiscal 2004 (the “Auditor”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        At its meeting in September 2004, the Committee met with the Auditor and management to review the scope, planning and staffing of the 2004 audit, and authorized the audit to be conducted. At meetings in January and February 2005, the Committee (i) reviewed and discussed the results of the 2004 audit, along with the fiscal year-end audited financial statements, with the Company’s management and the Auditor, (ii) discussed with the Auditor the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) received and reviewed written confirmation from the Auditor that it is independent and written disclosures regarding such independence as required by Independence Standards No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the Auditor the Auditor’s independence including a consideration of the compatibility of non-audit services with their independence.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2004.

Audit Committee of the Board of Directors James P. Bishop, Chairman Stephen L. Gulis, Jr.* Brian N. McMahon

* Mr. Gulis did not join the Audit Committee until September 2004, and therefore did not participate in the actions of the Committee prior to that time.

         Compensation Committee

        The Compensation Committee (i) establishes Meritage’s general compensation policies, (ii) establishes the compensation and incentive awards for management, and (iii) administers the Company’s compensation and equity incentive plans. The Committee was comprised of Messrs. Maggini (Chairman), Bishop and McMahon during fiscal 2004. Mr. Gulis replaced Mr. McMahon on the Compensation Committee in January 2005. All members of the Compensation Committee met the applicable standards for independence. The Compensation Committee met three times and took action in writing on three occasions in fiscal 2004.

        The Committee has submitted the following report to shareholders:

Report of the Compensation Committee

        The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, in order to better align the interests of management with the shareholders of the Company.

        At a meeting held on December 14, 2003, the Committee established fiscal 2004 base salaries for the Company’s officers by subjectively evaluating each officer’s (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company’s accomplishments during the past year. The Committee took into account the recommendations of the Chief Executive Officer in establishing the salaries for officers other than the CEO’s salary. The Committee determined the Chief Executive Officer’s salary separately and without his participation, but followed the same evaluation procedure as with the other officers. Based on the foregoing factors, salary increases ranged from 0% to 9% above their 2003 base salary, as reflected in the Summary Compensation Table. There was no other qualitative or quantitative measurement against the performance of Meritage utilized in making the determination regarding salary raises.

        In February 2004, the Committee approved an executive performance incentive plan for fiscal 2004 that objectively linked the officers’ bonus awards to the Company’s actual financial performance. Under this package, incentive awards were based on a comparison of the Company’s earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) with the Company’s financial forecast approved at the beginning of the fiscal year. If designated EBITDA levels were achieved, the amount of each incentive award was determined by multiplying each officer’s base compensation by percentages keyed to designated EBITDA levels, up to a pre-established maximum percentage bonus. At a meeting held on December 16, 2004, the Committee awarded bonuses corresponding to the EBITDA targets contained in the plan. The bonus awards are reflected in the Summary Compensation Table. While a majority of the bonus awards reflected in the Summary Compensation Table for fiscal 2004 were based on application of the incentive plan, the Committee separately approved subjective bonus awards upon (i) the successful completion of the $7.5 million private placement of common shares, warrants and preferred shares, and (ii) completion of the Wendy’s 2004 development goals.

        Also in February 2004, the Committee approved option grants as reflected in the Option Grants Table. The Committee awarded the options using the same subjective criteria utilized in establishing the fiscal 2004 base salaries, and as a continuing incentive to meet the Company’s objectives.

        All salaries and cash bonuses were fully deductible by the Company for federal income tax purposes for 2004.

Compensation Committee of the Board of Directors Joseph L. Maggini, Chairman James P. Bishop Brian N. McMahon

         Nominating & Corporate Governance Committee

        Meritage’s Board of Directors formed a Nominating Committee on February 19, 2004, consisting of Messrs. McMahon (Chairman), Bishop and Maggini, all of whom meet the applicable standards for independence. In December 2004, the Board of Directors modified the Nominating Committee Charter to include corporate governance elements, and renamed the Committee the Nominating & Corporate Governance Committee. A copy of the Nominating & Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix B. The Committee’s responsibilities include identifying and recommending qualified nominees for the Board of Directors and its various committees, and considering and making recommendations regarding matter of corporate governance. The Nominating Committee met on February 22, 2005, and nominated the current directors for reelection. The Committee will evaluate and consider candidates recommended by directors, officers and shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Committee Chairman, in care of the Company’s Corporate Secretary, at the address listed at the end of this Proxy Statement. A recommendation should include relevant information concerning the qualifications of the person recommended. The Committee will evaluate these recommendations in the same manner as any others received. The Nominating & Corporate Governance Committee met twice and took action in writing on one occasion in fiscal 2004.

         Director Compensation

        Non-employee directors receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. The committee meeting fee is reduced by 50% if the committee meeting is held on the same day as a Board meeting. Compensation is paid quarterly in arrears in, at the election of each director, cash or Company common shares which are priced at the average fair market value during the five trading days prior to the end of the fiscal quarter. In addition, additional quarterly compensation of $1,500 cash is paid to members of the Audit Committee.

        Each non-employee director is also granted an option to purchase 5,000 common shares upon initial election to the Board, and another option to purchase 5,000 shares upon each subsequent election. The exercise price is the last closing sale price reported on the date of grant. A director who is also an employee of Meritage is not separately compensated for serving as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons owning more than ten percent of the Company’s common shares to file reports of ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 2004 all filing requirements were met except for Mr. Schermer, Jr. who, on two occasions, untimely reported purchases aggregating 300 common shares, and for Messrs. Bishop, Maggini, McMahon and Schermer, Sr. who untimely reported the automatic annual grant of 5,000 options under the 2004 Directors’ Share Equity Plan.

Executive Compensation

        The following table sets forth information regarding compensation paid by Meritage to its Chief Executive Officer and executive officers earning in excess of $100,000 in fiscal 2004:

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
Name and Principal Position	Fiscal Year	Salary		(1) Bonus	Securities Underlying Options	Other Annual Compensation
Robert E. Schermer, Jr	2004	$185,000	(2)	$73,655	125,000	--
Chief Executive Officer & President	2003	$171,000	(2)	$46,743	25,000	--
	2002	$172,000	(2)	$39,715	71,631	--

James R. Saalfeld	2004	$116,844		$44,182	100,000	--
Vice President, General	2003	$112,350		$33,020	20,000	--
Counsel, Secretary & Treasurer	2002	$113,096		$25,860	54,018	--

Robert H. Potts	2004	$112,350		$43,059	100,000	--
Vice President of Real Estate	2003	$112,350		$33,520	20,000	--
	2002	$112,346		$25,860	22,000	--

Robert E. Riley	2004	$83,884	(2)	$18,442	--	--
Former President(3)	2003	$165,734	(2)	$46,743	25,000	--
	2002	$164,731	(2)	$39,715	71,631	--

(1)	Includes bonuses earned during the fiscal year but paid in the next fiscal year.
(2)	Also received an annual automobile allowance.
(3)	Mr. Riley served as President until January 16, 2004 at which time he resigned. Mr. Riley continues to perform services for the Company for which he is compensated.

         Stock Options

        The following tables contain information concerning the grant of stock options to the executives and employees identified in the Summary Compensation Table and the appreciation of such options:

OPTION GRANTS IN FISCAL 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price ($ per share)	Expiration Date	5%	10%
Robert E. Schermer, Jr	125,000	26.6%	$4.85	2/19/14	$381,331	$966,363
James R. Saalfeld	100,000	21.3%	$4.85	2/19/14	$305,065	$773,090
Robert H. Potts	100,000	21.3%	$4.85	2/19/14	$305,065	$773,090
Robert E. Riley	--	--	--	--	--	--

FISCAL 2004 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable
Robert E. Schermer, Jr	--	--	269,836/157,000	$536,613/$52,505
James R. Saalfeld	--	--	126,509/112,750	$188,953/$24,810
Robert H. Potts	--	--	42,500/114,500	$62,590/$24,810
Robert E. Riley	--	--	257,825/28,806	$558,464/$18,220

         Securities Authorized for Issuance Under Equity Compensation Plans

        The following is information as of March 21, 2005:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by
security holders:
1996 Management Equity Incentive Plan	606,315	$2.83	18,475
1996 Directors' Share Option Plan (1)	62,000	$5.31	0
2002 Management Equity Incentive Plan	743,730	$4.99	6,270
2004 Directors' Share Equity Plan	25,000	$4.98	125,000

Equity compensation plans not approved by
security holders:
1999 Directors' Compensation Plan	(2)	(2)	(2)
2001 Directors' Share Option Plan (3)	92,000	$4.69	0

Total	1,529,045	$4.13	149,745

(1)	The 1996 Directors' Share Option Plan terminated in April 2001. Certain options granted under the Plan remain outstanding.

(2)	The 1999 Directors' Compensation Plan, as amended, was adopted by the Board of Directors in February 1999. Pursuant to the Plan, all non-employee directors receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $1,000 for each committee meeting attended. The committee fees are reduced by 50% if the committee meeting is held on the same day as a Board meeting. Compensation is paid quarterly in arrears. At the election of the director, compensation is paid in cash or with Company common shares which are priced at the average fair market value during the five trading days prior to the end of the fiscal quarter. The Plan will terminate pursuant to its terms on November 30, 2008.

(3)	The 2001 Directors' Share Option Plan terminated in May 2004. Certain options granted under the Plan remain outstanding. The Plan, as amended, was adopted by the Board of Directors in May 2001. The Plan provided for 120,000 common shares to be the subject of options which may be granted to non-employee directors. Under the Plan, non-employee directors were granted an option to purchase 5,000 common shares upon initial election to the Board, and another option to purchase 1,000 common shares upon each subsequent election. The committee administering the Plan could also grant additional options on such terms and conditions as the committee may determine.

Corporate Performance Graph

        The following graph demonstrates the yearly percentage change in Meritage's cumulative total shareholder return on its common shares (as measured by dividing the difference between Meritage's share price at the beginning and end of the periods presented by the share price at the beginning of the periods presented) from November 30, 1999 through November 28, 2004, with the cumulative total return on the Russell 2000 Index and a Peer Group Index. The comparison assumes $100 was invested on November 30, 1999 in Meritage's common shares and in each of the indexes presented.

        The Peer Group members include Back Yard Burgers Inc., BJ's Restaurants, Inc. (f/k/a Chicago Pizza and Brewery Inc.), Boston Restaurants Assocs. Inc., EACO Corporation (f/k/a Family Steak Houses of Florida Inc.), Flanigans Enterprises Inc., Grill Concepts Inc. and Morgans Foods Inc.

Certain Relationships and Related Transactions

        On February 9, 2001, Meritage completed the sale of 762,500 unregistered common shares at $2.1556 per share in a private placement. The proceeds of the placement were used for the continued development of its Wendy's operations. Mr. Schermer, Jr., the Company's CEO, purchased 250,000 common shares in the private placement. In March 2002, Meritage provided a guaranty to the financial institution that advanced funds to Mr. Schermer to purchase the 250,000 shares. The Board determined that the transaction was beneficial and fair to Meritage for several reasons including the fact that Mr. Schermer had personally guaranteed over $4.2 million of Meritage's long-term indebtedness. In May 2004, the Company's guaranty was fully and permanently discharged.

        In December 2003, the Company completed a private equity offering of Units and Series B Convertible Preferred Shares (the "Preferred Shares"). Each Unit was priced at $6.00 and consists of one common share and warrants to purchase one common share. The warrants are divided into one-half each of a Class A Warrant to purchase one common share at a price of $6.00 per share expiring six years from the date of issuance, and a Class B Warrant to purchase one common share at a price of $9.00 per share expiring nine years from the date of issuance. The Preferred Shares were priced at $10.00 each, and are convertible into common shares at any time beginning on the first anniversary of the date of issuance at a conversion price of $5.57 per common share, taking each Preferred Share at its liquidation value of $10.00 per Preferred Share. The Preferred Shares have an annual dividend rate of $.80 per share. A total of $7.5 million was raised from 35 purchasers in the private equity offering. Pursuant to this offering, on December 22, 2003, Joseph L. Maggini, a member of the Board of Directors, purchased 166,666 Units (i.e., 166,666 Meritage common shares, and warrants to purchase an additional 166,666 Meritage common shares), and 100,000 Preferred Shares. On the same day, a limited liability company of which Robert E. Schermer, Jr. (the Company's CEO and a director) is a 40% owner, purchased 250,000 Units (i.e., 250,000 Meritage common shares, and warrants to purchase an additional 250,000 Meritage common shares), and a limited liability company of which Mr. Schermer is a 50% owner purchased 100,000 Preferred Shares. The Board obtained a valuation analysis, and a special committee of disinterested independent directors obtained a fairness opinion, regarding aspects of the private offering.

        In December 2003, the Company purchased all of Robert E. Riley's (the Company's past President and a director) and his spouse's outstanding Meritage common shares (500,200 shares) at a price of $4.90 per share pursuant to a stock redemption agreement approved by the Board of Directors. Under the agreement, the Company received other considerations from Mr. Riley. Funds from the private offering described above were used to purchase the Riley shares. Pursuant to the agreement, on January 16, 2004, Mr. Riley resigned as an officer and director of the Company, but continues to work for the Company in other capacities.

        In January 2004, pursuant to a purchase and sale agreement, Mr. Schermer, Jr. purchased from the Company a 19% interest in a real estate investment company that is the landlord of one of the Company's Wendy's restaurants. The purchase price was $190,000. The agreement was authorized by a special committee of disinterested independent directors, who obtained a fairness opinion. Due to Mr. Schermer's purchase of the 19% interest, all of the Company's future payments under the lease dated March 23, 2000 (i.e., total rent payments of approximately $9,500 per month) will be to an entity that is owned, in part, by a related party.

        On August 19, 2004, the Audit Committee of the Board reviewed and approved a transaction whereby the Company would sell two pieces of surplus property, and assign the right to acquire a vacant parcel, to an entity in which the Company's CEO and President, Robert Schermer, Jr., maintains a minority ownership interest through a limited liability company that Mr. Schermer partially owns. Pursuant to the transactions, two of the parcels will be leased back to the Company, one for the operation of a new Wendy's restaurant and one for the operation of a new O'Charley's restaurant. The form of sale and lease documents used are consistent with those used by the Company in similar transactions with unrelated third parties. The total purchase price for all three parcels is $1,652,000. In approving the above described transaction, the Audit Committee obtained a report from the Company's legal counsel and controller, and opinions from disinterested brokers and advisors. In addition, because Mr. Schermer's participation was to facilitate the transactions, the Company obtained an agreement from Mr. Schermer, Jr. whereby he will give to the Company any proceeds he receives pursuant to his ownership interest in the purchasing entity to the extent they exceed his equity investment in the purchasing entity, interest incurred on indebtedness related to such investment, and losses he may incur in connection with such investment. Two of the three sales described above have closed, with the third sale set to close in March 2005. In January 2005, the limited liability company that Mr. Schermer partially owns divested itself of its interest in the entity which entered into the transactions with the Company described in this paragraph, thereby eliminating Mr. Schermer's personal interest in these properties.

Other Matters

        Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice. If you have questions or need more information about the Annual Meeting, please write or call:

James R. Saalfeld, Corporate Secretary
Meritage Hospitality Group Inc.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(616) 776-2600

        For more information about your record holdings, you may contact LaSalle Bank Shareholder Services at (800) 246-5761.

March 21, 2005	By Order of the Board of Directors, /s/James R. Saalfeld —————————————— James R. Saalfeld Vice President & Corporate Secretary

APPENDIX A

MERITAGE HOSPITALITY GROUP INC.
AMENDED 2002 MANAGEMENT EQUITY INCENTIVE PLAN

ARTICLE 1 – OBJECTIVES

        Meritage Hospitality Group Inc. has established this Management Equity Incentive Plan, as amended, effective May 21, 2002 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Meritage Hospitality Group Inc.‘s objectives and to encourage ownership of its Common Shares by employees.

ARTICLE 2 – DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1    “Advisor” means anyone who provides bona fide advisory or consultation services to the Company other than the offer or sale of securities in a capital-raising transaction.

        2.2    “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, free-standing or in tandem with Stock Options, (c) Restricted Stock, (d) performance Shares conditioned upon meeting performance criteria, and (e) other awards based in whole or in part by reference to or otherwise based on Company Shares, or other securities of the Company or any Subsidiary.

        2.3    “Award Agreement” means a written agreement setting forth the terms of an Award.

        2.4    “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

        2.5    “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

        2.6    “Board” means the Board of Directors of the Company.

        2.7    “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

        2.8    “Committee” means the committee appointed by the Board and consisting of one or more Directors, none of whom shall be eligible to receive any Award under this Plan. Members of the Committee must qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

         2.9    “Company” means Meritage Hospitality Group Inc.

        2.10    “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

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        2.11    “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from the Company who performs services for the Company or a Subsidiary, including an officer or director of the Company or a Subsidiary; and is compensated on a regular basis by the Company or a Subsidiary. Directors who are not full-time employees of the Company or a Subsidiary are not eligible to receive Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.

        2.12    “Fair Market Value” means the last closing price for a Share on the American Stock Exchange or any other stock exchange or national trading or quotation system on which such sales are reported. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

        2.13    “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

        2.14    “Mature Shares” means Company Shares that an Eligible Employee or Advisor has owned for at least six months.

        2.15    “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

        2.16    “Non-Qualified Option” means any Stock Option that is not an Incentive Stock Option.

        2.17    “Officer” means a person who is considered to be an officer of the Company under Rule 16a-1(f).

        2.18    “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.

        2.19    “Plan” means this 2002 Meritage Hospitality Group Inc. Management Equity Incentive Plan as it may be amended.

        2.20    “Reference Option” shall have the meaning set forth in Section 7.1 hereof.

        2.21    “Option Price” or “Exercise Price” means the price per Share at which Common Stock may be purchased upon the exercise of an Option or an Award.

        2.22    “Participant” means a person to whom an Award has been made pursuant to this Plan.

        2.23    “Replacement Option” means a Non-Qualified Option granted pursuant to Subsection 6.3, upon the exercise of a Stock Option granted pursuant to this Plan where the Option Price is paid with previously owned Shares.

        2.24    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

        2.25    “Restricted Stock Award” means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

        2.26    “Retirement” means any termination of employment (other than by death or Disability) by an employee who is at least 65 years of age, or, in the case of an officer of the Company or the President of any of its subsidiaries, at least 55 years of age.

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        2.27    “Rule 16b-3” and “Rule 16a-1(f)” mean Securities and Exchange Commission Regulations Sect. 240.16b-3 and Sect. 240.16a-1(f) or any corresponding successor regulations.

        2.28    “Share” means one share of the Company’s Common Stock.

        2.29    “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the reference price per Share established on the date the SAR was granted.

        2.30    “Stock Option” or “Option” means the right to purchase Shares of Common Stock, including a Replacement Option, granted pursuant to Article 6.

        2.31    “Subsidiary” means any corporation, partnership, joint venture, or other entity of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which the Company otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

        2.32    “Tandem SAR” shall mean a Stock Appreciation Right granted with reference to a Stock Option.

        2.33    “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3 – ADMINISTRATION

         3.1    The Committee. This Plan shall be administered and interpreted by the Committee.

        3.2    Awards. The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) performance Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on Company Shares, or other securities of the Company or any Subsidiaries (collectively, the “Awards”). In particular, the Committee shall have the authority to:

3.2.1 select the Eligible Employees and Advisors to whom Awards may be granted;

3.2.2 determine the types and combinations of Awards to be granted;

3.2.3 determine the number of Shares or monetary units which may be subject to each Award;

3.2.4 determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award, and the related Shares, based on such factors as the Committee shall determine; and

3.2.5 modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vestings of, any outstanding Award, other than Performance Awards, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

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        3.3    Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

        3.4    Delegation of Authority. The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except with respect to persons who are Senior Officers of the Company as defined by the Committee.

        3.5    Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4 – SHARES SUBJECT TO PLAN

        4.1    Shares. Subject to adjustment as provided in Subsection 4.2, the number of Shares which may be issued under this Plan shall not exceed One Million (1,000,000) Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Shares underlying a canceled Option shall be counted against the maximum number of shares for which Options may be granted to an employee. The repricing of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

         4.2    Adjustment Provisions.

4.2.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company by stock dividend, split, combination, recapitalization, reorganization, exchange of shares, liquidation or other change in corporate structure affecting the Shares or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.

4.2.2 The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate.

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        4.3    Merger, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which 75% or more of the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee, provided that not less than 20 days written notice of the date of expiration shall be given to each holder of an Award, and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Shares for which it is exercisable.

        4.4    Change of Control. All outstanding Awards shall become immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a “change in control of the Company” shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the “beneficial owner,” as defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

ARTICLE 5 – DURATION OF PLAN

        This Plan shall continue in effect until May 21, 2012, unless terminated sooner by the Board pursuant to Article 14.

ARTICLE 6 – STOCK OPTIONS

        6.1    Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that (i) no person shall receive during any 12 month period Non-Qualified Stock Options covering more than One Hundred Thousand (100,000) Shares, and (ii) only Non-Qualified Options may be granted to Advisors.

        6.2    Incentive Options. Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

6.2.1 If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

6.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the date of grant; and

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6.2.1.2 the term of the Option shall not be greater than five years from the date of grant.

6.2.2 The aggregate Fair Market Value of Shares, determined at the date of grant, with respect to which Incentive Stock Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Nonqualified Options.

6.2.3 Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

        6.3    Replacement Options. The Committee may provide either at the time of grant or subsequently that an Option shall include the right to acquire a Replacement Option upon the exercise of such Option, in whole or in part, prior to an Eligible Employee’s termination of employment if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:

6.3.1 the number of Shares subject to the Replacement Option shall not exceed the number of whole Shares used to satisfy the Option Price of the original Option and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes in accordance with Subsection 15.3;

6.3.2 the Replacement Option Grant Date will be the date of the exercise of the original Option;

6.3.3 the Option Price per share shall be the Fair Market Value of a Share on the Replacement Option Grant Date;

6.3.4 the Replacement Option shall be exercisable no earlier than one year after the Replacement Option Grant Date; and

6.3.5 the Term of the Replacement Option will not extend beyond the Term of the original Option.

        The Committee may, without the consent of the Eligible Employee, rescind the right to receive a Replacement Option at any time prior to an Option being exercised.

        6.4    Terms of Options. Except as otherwise required by Subsections 6.2 and 6.3, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

6.4.1 Option Price. The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

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6.4.2 Option Term. The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date, and no Non-Qualified Option shall be exercisable more than ten years after its Award Date.

6.4.3 Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised as to less than One Hundred (100) Shares at any one time or the total number available for exercise at that time.

6.4.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Term by giving written notice of exercise to the Company’s Secretary specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash or by tender of Mature Shares (or both), or by some other form of consideration approved by the Committee at or after the grant. Payment by tender of Mature Shares may be made by tendering that number of Mature Shares which have a Fair Market Value on the date of exercise equal to the exercise price for the Option or portion thereof being exercised. Payment may also be made through a broker-assisted cashless exercise of Stock Options.

6.4.5 TransferabilityofOptions. Stock Options shall be Transferable as provided in Article 11.

6.4.6 Termination. Stock Options shall terminate in accordance with Article 12.

6.4.7 Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Stock Options for previously granted Stock Options having higher Option Prices than the new Stock Options being substituted therefor.

ARTICLE 7 – STOCK APPRECIATION RIGHTS

        7.1    Grant. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is an SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is an SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

        7.2    Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than 20 years from its Grant Date.

        7.3    Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

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        7.4    Payment. For purposes of payment of an SAR, the reference price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

        7.5    Transferability and Termination. Stock Appreciation Rights shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 12.

ARTICLE 8 – RESTRICTED AND UNRESTRICTED STOCK AWARDS

        8.1    Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Advisor. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

        8.2    Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:

8.2.1 Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

8.2.2 Stock Powers and Custody. If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

8.2.3 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

8.2.4 Termination of Employment. Upon termination of employment during the restricted period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, Retirement, Disability, death or special circumstances.

        8.3    Unrestricted Stock Awards, The Committee may make awards of unrestricted Shares to key Eligible Employees and Advisors in recognition of outstanding achievements or contributions by such employees and advisors. Unrestricted Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9 – PERFORMANCE AWARDS

        9.1    Performance Awards.

9.1.1 Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Shares or cash of an equivalent value, or a combination of both, at the end of a specified

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Performance Period (defined below) or a fixed dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

9.1.2 Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

        9.2    Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:

9.2.1 Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Shares covered by a Performance Award will not be paid to the Participant.

9.2.2 Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or both as the Committee may determine shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award.

9.2.3 Transferability. Performance Awards shall be Transferable as provided in Article 11.

9.2.4 Termination of Employment or Advisory Relationship. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE 10 – OTHER STOCK UNIT AWARDS

        10.1    The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other Awards granted under the Plan, Awards of Common Shares or other securities of the Company or any Subsidiary of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

        10.2    The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into

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Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

ARTICLE 11 – TRANSFERABILITY OF AWARDS

        Awards and the benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code, or by will or the laws of descent and distribution. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

        Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Stock Options, establish or modify the terms of the Awards to allow the Awards to be transferred at the request of the grantee of the Awards to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the committee allows such transfer, such Options shall not be exercisable for six months following the action of the Committee.

ARTICLE 12 – TERMINATION OF AWARDS

        12.1    Termination of Awards. All Awards issued under this Plan shall terminate as follows:

12.1.1 At Expiration of Term. During any period of continuous employment or business relationship with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan. For these purposes, any leave of absence approved by the Company shall not be deemed to be a termination of employment.

12.1.2 Death, Disability or Retirement. If a Participant’s employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship, if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Award, whichever period is shorter.

12.1.3 TerminationforCause. Awards shall terminate immediately if employment is terminated for cause. Cause is defined as including, but not limited to, theft of or intentional damage to Company property, the use of illegal drugs, the commission of a criminal act, or willful violation of Company policy prohibiting employees from trading Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

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12.1.4 EmploymentandNoncompetitionAgreements. If an individual holding an Award violates any term of any written employment or noncompetition agreement between the Company and the individual, all existing Awards held by such Employee will terminate.

12.1.5 Other. Except as provided above (in this Section 12.1), or unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, the Company or a Subsidiary terminates for any reason other than death, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or 60 days after termination of the employment or business relationship. If a Participant dies during the 60 day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 11, shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

        12.2   Acceleration of Vesting and Extension of Exercise Period Upon Termination.

12.2.1 Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant for reasons other than those provided in Sections 12.1.3 and 12.1.4, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award.

12.2.2 Except as provided in Subsection 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Eligible Employee, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13 – DEFERRALS

        The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14 – TERMINATION OR AMENDMENT OF PLAN

        Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of shares available under the Plan, cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by the Section 162(m) of the Code or cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option as defined by Section 422 of the Code.

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ARTICLE 15 – GENERAL PROVISIONS

        15.1    No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.

        15.2    Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

        15.3    Withholding of Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Such withholding hereunder, however, shall only be to the extent required to satisfy the minimum amount required to be withheld by law or regulation. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        15.4    Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

        15.5    Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Michigan, without regard to the principles of conflict of laws.

        15.6    Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

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APPENDIX B

MERITAGE HOSPITALITY GROUP INC.
NOMINATING COMMITTEE CHARTER

        This Charter has been adopted by the Board of Directors of Meritage Hospitality Group Inc. and may be modified by the Board of Directors from time to time. The Committee shall consist of a minimum of three directors who shall be appointed and/or removed by the Board of Directors. All members of the Committee shall be independent directors and shall satisfy standards of independence prescribed by the American Stock Exchange or such other exchange on which our common shares are listed. If necessary or advisable, the Committee is authorized to engage advisors, consultants and search firms in connection with the performance of its duties.

        The following are the purposes, duties and responsibilities of the Committee:

        1.        To identify qualified nominees for the Board of Directors, and to determine the particular nominees who will be nominated by the Company for annual election to the Board. If there is a vacancy in any director’s seat, whether through an increase in the size of the Board, resignation or otherwise, the Committee shall recommend to the Board a nominee to fill such vacancy.

        2.        In nominating or recommending individuals as directors, the Committee shall take into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and needs of the Board as its function relates to the business of the Company.

        3.        The Committee shall consider candidates proposed by Board members, management, the Company’s shareholders, and its own members.

        4.        To identify Board members qualified to fill vacancies on Committees of the Board, and to recommend such members to the Board, taking into account (a) the requirements of the American Stock Exchange or such other exchange on which Meritage’s common shares are listed, (b) federal and state law, (c) the suitability of persons for particular Committee assignments, and (d) any other factors deemed appropriate by the Committee.

        5.        To recommend or enact policies and procedures necessary or advisable with respect to any of the above-referenced duties and responsibilities.

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MERITAGE HOSPITALITY GROUP INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints ROBERT E. SCHERMER, JR. and JAMES R. SAALFELD, or either of them, proxies of the undersigned, each with the power of substitution, to vote all common shares which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meritage Hospitality Group Inc. to be held on Tuesday, May 17, 2005 at 9:00 a.m. Eastern Time at the Meritage corporate offices, 1971 East Beltline Ave., N.E., Suite 200, Grand Rapids, Michigan, or any adjournment of such Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

          1.        Authority to elect as directors the six nominees listed below.

FOR __________	WITHHOLD AUTHORITY __________	FOR ALL EXCEPT ___________________

                     JAMES P. BISHOP, STEPHEN L. GULIS, JR., JOSEPH L. MAGGINI, BRIAN N. McMAHON, ROBERT E. SCHERMER, SR.
                     AND ROBERT E. SCHERMER, JR.

                       WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD:

          2.        Authority to increase the number of common shares available under the 2002 Management Equity Incentive Plan from 750,000 to
                     1,000,000 common shares.

FOR __________	AGAINST __________	ABSTAIN __________

          3.        Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending November 27, 2005.

FOR __________	AGAINST __________	ABSTAIN __________

                    THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

        (This proxy is continued and is to be signed on the reverse side)

Date _______________________, 2005

_______________________________

_______________________________
(Important: Please sign exactly as name
appears hereon indicating, where proper,
official position or representative capacity.
In the case of joint holders, all should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS